                                                                    Exhibit 99.6


         INSTRUCTIONS BY BENEFICIAL OWNERS TO BROKERS OR OTHER NOMINEES

      The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of non-transferable rights ("Rights") to purchase shares of Common Stock, par value $.001 per share (the "Common Stock"), of SmartDisk Corporation (the "Company").

      This will instruct you whether to exercise Rights to purchase the Common Stock distributed with respect to the Company's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions for Use of SmartDisk Corporation Subscription Certificates."

Box 1.   [ ]      Please do not exercise Rights for shares of the Common Stock.

Box 2.   [ ]      Please exercise Rights for shares of the Common Stock as set forth below:

                              Number of Shares   Subscription Price          Payment

Basic Subscription Privilege:    __________   X       $0.32        =   $________ (Line 1)

Over-Subscription Privilege:     __________   X       $0.32        =   $________ (Line 2)

                              Total Payment Required =   $___________ (Sum of
                                                         Lines 1 and 2; must
                                                         equal total of amounts
                                                         in boxes 3 and 4 below)

Box 3.   [ ]      Payment in the following amount is enclosed:  $__________

Box 4.   [ ]      Please deduct payment from the following account maintained by you as follows:



__________________________________________             _________________________
Name(s) in which Account is/are Registered                     Account No.

__________________________________________                 $____________________
              Type of Account                               Amount enclosed or
                                                              to be deducted

Date: ________, 2003

                                     Signature(s) of Beneficial Owner(s):


                                     Print Name:________________________________
                                     Title or Capacity:_________________________
                                                       (if applicable)



                                     Print Name:________________________________
                                     Title or Capacity:_________________________
                                                       (if applicable)

                                     Address:___________________________________
                                     ___________________________________________
                                     Telephone (day):___________________________
                                     (evening):_________________________________